As filed with the Securities and Exchange Commission on August 16, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SONIC INNOVATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	87-0494518
(State of Incorporation)	(I.R.S. Employer Identification Number)
2795 East Cottonwood Parkway, Suite 660
Salt Lake City, Utah 84121-7036
(Address of Principal Executive Offices)

2000 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Stephen L. Wilson
Chief Financial Officer
SONIC INNOVATIONS, INC.
2795 East Cottonwood Parkway, Suite 660
Salt Lake City, Utah 84121-7036
(Name and address of agent for service)

(801) 365-2800
(Telephone number, including area code, of agent for service)

Copy to:

Mark Bonham, Esq.
WILSON SONSINI GOODRICH & ROSATI, PC
650 Page Mill Road
Palo Alto, California 94304
Telephone: (650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering price	Amount of Registration Fee

Common Stock, $0.001 par value, to be issued under the:
2000 Employee Stock Purchase Plan	200,000	$5.12(2)	$1,024,000	$94.21

(1)
Amount of securities to be registered computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, as the maximum number of the Registrant’s Common Stock issuable under the plans covered by this registration statement.

(2)
The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on August 13, 2002, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the ESPP.

Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Registration Statements on Form S-8 of Sonic Innovations, Inc. (the “Registrant”) filed with the Securities and Exchange Commission on May 9, 2000 (file number 333-36562), May 2, 2001 (file number 333-59988) and January 3, 2002 (file number 333-76250), are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

Not required to be filed with this Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents and information heretofore filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

1.
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 28, 2002, Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002 and March 31, 2002, filed on August 14, 2002 and May 6, 2002 respectively, and Current Report on Form 8-K filed July 2, 2002 as amended by Current Report on Form 8-K/A filed on August 15, 2002.

2.
The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed on April 13, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

3.
The description of the Registrant’s Preferred Share Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A filed on April 16, 2001 pursuant to Section 12(g) of the Exchange Act, including any amendment or report updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

2

Item 4.    Description of Securities.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5.    Interests of Named Experts and Counsel.

The financial statements incorporated by reference into this prospectus for the years ended December 31, 2001, 2000 and 1999 have been included in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, investors may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements.

Item 6.    Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7.    Exemption from Registration Claimed.

Not Applicable.

Item 8.    Exhibits

Exhibit Number	Description
4.1	2000 Employee Stock Purchase Plan (Amended)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant (contained in Exhibit 5.1)
24.1	Power of Attorney (see page 5).

Arthur Andersen LLP has not consented to the inclusion of their report contained in our Annual Report on Form 10-K filed on March 28, 2002 in this registration statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act.

Item 9.    Undertaking.

Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 16th day of August, 2002.

SONIC INNOVATIONS, INC.

By:	/s/ STEPHEN L. WILSON
Stephen L. Wilson Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew G. Raguskus and Stephen L. Wilson, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on the 16th of August, 2002.

Signature	Title

/s/ ANDREW G. RAGUSKUS Andrew G. Raguskus	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ STEPHEN L. WILSON Stephen L. Wilson	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ LEWIS S. EDELHEIT Lewis S. Edelheit	Director

/s/ ANTHONY B. EVNIN Anthony B. Evnin	Director

/s/ G. WALTER LOEWENBAUM, II G. Walter Loewenbaum, II	Director

/s/ KEVIN J. RYAN Kevin J. Ryan	Chairman of the Board

/s/ LAWRENCE C. WARD Lawrence C. Ward	Director

/s/ SAMUEL L. WESTOVER Samuel L. Westover	Director

/s/ ALLAN M. WOLFE Allan M. Wolfe	Director

5